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                                                                  EXHIBIT 10.54



                  [LETTERHEAD OF EPSTEIN BECKER & GREEN, P.C.]


                                  June 8, 2001

VIA FACSIMILE
-------------


Chief Financial Officer
Aquis Communications Group, Inc.
1719A Route 10, Suite 300
Parsippany, NJ 07054
Attn: D. Brian Plunkett

Dear Mr. Plunkett:

         Our client, AMRO International, S.A. ("AMRO"), has authorized us to advise you that they agree to extend the term of that certain Forbearance Agreement (the "Agreement"), dated April 13, 2001, by and between Aquis Communications Group, Inc. (the "Company") and AMRO, end on December 31, 2001 rather than 180 days from the date of the Agreement. Nothing herein shall nullify or void the provisions in the Agreement that terminate the Agreement in the event (i) the Company defaults on any material agreement and the other party to such agreement enforces its rights against the company thereunder, (ii) the Company terminates its retention of Pirinate Consulting Group, LLC ("Pirinate") under the agreement entered into between Pirinate and the Company, or (iii) Pirinate notifies AMRO of its good faith belief that the Company is not cooperating with Pirinate in its efforts to consult with and assist the Company pursuant to the terms of the said consulting agreement.


                                        Very truly yours,


                                        /s/ Robert Charron
                                        ---------------------------------------
                                        Robert Charron


cc: Joseph P. Galda, Esq.
    Thomas Badian